UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-140548	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.01 of Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

Tallahassee Hotel

On November 2, 2007, we caused our purchasing subsidiary, Apple Eight Hospitality Ownership, Inc., to enter into a purchase contract for the potential purchase of a hotel located in Tallahassee, Florida. The purchase contract between Carlton Hospitality, LLC, as the seller, is for a Hilton Garden Inn® containing 85 guest rooms. The purchase price for the hotel is $13,200,000. There can be no assurance at this time that our purchasing subsidiary will in fact purchase this hotel.

The seller does not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit under the purchase contract was $100,000. This initial deposit is refundable to our purchasing subsidiary if it elects to terminate the purchase contract during the “review” period, which ends on December 2, 2007. If the purchase contract is not terminated during the review period, an additional deposit of $200,000 is due three (3) business days after the expiration of the review period. If our purchasing subsidiary terminates the purchase contract after the review period but before closing, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

The deposit under the purchase contract was funded by the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and payment of the purchase price under the purchase contract also would be funded, if a closing occurs, by the Company’s ongoing offering of Units.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the hotel. Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to the hotel as a result of its review that will cause us to terminate the agreement to purchase the hotel.

Certain closing conditions must be met before or at the closing, and are not currently satisfied. They include, but are not limited to, the following: the seller having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; the existing management and franchise agreements shall have been terminated by the seller and new management and franchise agreements shall have been executed by one of our subsidiaries. If any of the closing conditions under the purchase contract are not satisfied by the seller, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until the closing of the purchase of the hotel, there can be no assurance that our purchasing subsidiary will acquire the hotel.

Portfolio of 7 Hotels

On November 5, 2007, we caused our wholly-owned subsidiary, Apple Eight Hospitality Ownership, Inc., to enter into a purchase contract for the potential purchase of 7 hotels.

There can be no assurance at this time that our purchasing subsidiary will in fact purchase any of these hotels. The table below describes the hotels:

Hotel Location	Franchise (a)	Seller	Number of Rooms	Purchase Price
Birmingham, Alabama	Homewood Suites	Homecourt Hospitality-Birmingham 1, LLC; Homecourt Hospitality Birmingham 2, LLC; & PHREG Birmingham, LLC	95	$16,500,000

Jacksonville, Florida	Homewood Suites	Homecourt Hospitality Jacksonville, LLC & PHREG Jacksonville, LLC	119	24,000,000

Tampa, Florida	TownePlace Suites	Homecourt Hospitality Tampa, LLC & PHREG-Tampa, LLC	95	12,000,000

Dunn, North Carolina	Hampton Inn	Rylie Properties, LLC	120	12,500,000

Winston-Salem, North Carolina	Courtyard	Homecourt Hospitality-Winston-Salem, LLC	122	13,000,000

Greenville, South Carolina	Residence Inn	Homecourt Hospitality Greenville, LLC; & PHREG Greenville, LLC	78	9,200,000

Hilton Head, South Carolina	Hilton Garden Inn	Homecourt Hospitality-Hilton Head 1, LLC & Homecourt Hospitality-Hilton Head 2, LLC	104	12,000,000

TOTAL			733	$99,200,000

Note:

(a) All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

The sellers are affiliated with each other but do not have any material relationship with us or our subsidiaries, other than through the purchase contract. The initial deposit for these hotels is $1,400,000. The initial deposit is refundable to our purchasing subsidiary upon its election to terminate the purchase contract during the “review period,” which expires on or about December 20, 2007. In the event our purchasing subsidiary does not elect to terminate the purchase contract during the review period, our purchasing subsidiary is required to make an additional deposit of $1,400,000 within three (3) business days after the expiration of the review period.

The initial deposit under the purchase contract was funded by proceeds from the Company’s ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share). It is expected that the additional deposit and purchase price under the purchase contract (other than the assumed debt described below) would be funded, if a closing occurs, by proceeds from the Company’s ongoing offering of Units.

The purchase contract also contemplates that our purchasing subsidiary would assume existing loans secured by five of the hotels. The table below describes these loans:

Hotel Location	Franchise (a)	Original Principal Balance (b)	Interest Rate	Maturity Date
Birmingham, Alabama	Homewood Suites	$11,850,000	6.03%	February 2017

Jacksonville, Florida	Homewood Suites	17,225,000	6.03%	February 2017

Tampa, Florida	TownePlace Suites	8,300,000	6.06%	February 2017

Winston-Salem, North Carolina	Courtyard	8,000,000	5.94%	December 2016

Greenville, South Carolina	Residence Inn	6,531,000	6.03%	February 2017

TOTAL		$51,906,000

Notes:

(a) All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

(b) All loans provide for monthly payments of principal and interest on an amortized basis.

Under the purchase contract all existing franchise agreements and management agreements for the applicable hotel will be terminated if a closing occurs. It is expected that one of our subsidiaries will enter into new franchise and management agreements on terms that are acceptable to our subsidiaries.

During the review period, our purchasing subsidiary will have the opportunity to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to each hotel. Our purchasing subsidiary may terminate the purchase contract at any time during the review period for any reason. Our purchasing subsidiary may become aware of facts or conditions pertaining to some or all of the hotels as a result of its review that will cause it to terminate the agreement to purchase some or all of the hotels. If our purchasing subsidiary terminates the purchase contract before closing and after the review period, and the termination is not based on the seller’s failure to satisfy a required condition, the escrow agent will release the deposits to the seller. If a closing occurs under the purchase contract, the deposits will be credited toward the purchase price.

Certain closing conditions must be met before or at the closing, and currently remain unsatisfied. They include but are not limited to the following: the sellers having performed and complied in all material respects with the covenants under the purchase contract; all third party consents having been obtained; the existing management and franchise agreements shall have been terminated by the seller and new management and franchise agreements shall have been executed by one of our subsidiaries. If any of the closing conditions under the purchase contract are not satisfied by the sellers, our purchasing subsidiary may terminate the purchase contract and receive a refund of the deposits.

Accordingly, as of the date of this report and until any closing on the purchase of the hotels, there can be no assurance that our purchasing subsidiary will acquire any or all the hotels.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

November 6, 2007